Exhibit 10.4

LOEWS CORPORATION

[FORM OF DIRECTOR RESTRICTED STOCK UNIT AWARD NOTICE]

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD NOTICE (this “Notice”) is made and entered into as of the grant date set forth below (the “Grant Date”) and evidences the grant of the Award set forth below by Loews Corporation, a Delaware corporation (the “Company”), to the individual named below (the “Grantee”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Loews Corporation 2016 Incentive Compensation Plan (the “Plan”).

Name of Grantee:	[ ]
Grant Date:	[ ]
Number of RSUs:	[ ]
Vesting Date:	First Anniversary of the Grant Date

1.
Grant of Awards. The Company hereby grants to the Grantee Restricted Stock Units (“RSUs”) as set forth herein, subject to the terms and conditions of this Notice and the Plan.  This Notice shall constitute the Award Terms for purposes of the Plan.

2.	Form of Payment and Vesting.

(a)           Payment.  Each RSU granted under this Notice shall, subject to the vesting schedule set forth above and the other terms herein, represent the right to receive one share of Stock.  Any RSUs that become vested shall thereafter be payable in accordance with Section 2(b).

(b)           Timing and Manner of Payment after Vesting of RSUs.

(i)           The “Vesting Date” for the RSUs shall be the applicable date set forth above.

(ii)          Except as provided in Section 3(c), within thirty (30) days following the vesting of this Award, the Company shall deliver to the account of the Grantee a number of shares of Stock equal to the number of RSUs subject to this Award (including RSUs under Section 4(b) of this Notice) that vests (rounded down to the nearest whole share in the aggregate), unless such RSUs are terminated or are forfeited pursuant to this Notice or the Plan or unless the Company has elected in its discretion to settle such vested RSUs in cash in lieu of Stock.

(iii)           In accordance with Section 3(a) of this Notice, the vesting schedule in this Notice requires continued employment or service with the Company or one of its Subsidiaries through the Vesting Date as a condition to the vesting of the applicable portion of this Award and the rights and benefits under this Notice.  Except as provided in Sections 3(b) and (c), employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in this Notice or under the Plan.

(iv)        The Grantee may be permitted to elect to defer receipt of payment related to the RSUs (including RSUs under Section 4(b) of this Notice), to the extent permitted by and in accordance with a separate deferral program.

(v)         Notwithstanding anything to the contrary in this Notice, the Company reserves the right, at its sole discretion, to settle any vested RSU by cash payment in lieu of Stock.  If the Company elects to settle any RSU in cash, the amount of cash to be paid by the Company in settlement shall be determined by multiplying (a) the number of vested RSUs to be settled in cash, by (b) the Fair Market Value of a share of Stock as of the applicable vesting date.

3.           Forfeitures.

(a)           Termination of Service.  Except as provided in Sections 3(b) and (c) below, if the Grantee’s employment or service with the Company and/or its Subsidiaries terminates prior to a Vesting Date for any reason, the Award shall be forfeited as of the date of such termination of employment or service.

(b)           Death or Disability.  If the Grantee’s employment or service with the Company and/or its Subsidiaries terminates on account of death or Disability, the Award shall become fully vested as of the date of such termination of employment or service and shall be paid in accordance with Section 2(b) above.

(c)           Retirement.  If the Grantee’s service with the Company and/or its Subsidiaries terminates on account of Retirement (as defined below) and the Grantee has provided at least six (6) months prior written notice of such Retirement to the Company, the Award shall become fully vested as of the date of such termination of service, and shall be paid within thirty (30) days  of the Grantee’s date of termination of service.  The term “Retirement” means the Grantee has served as a non-employee director of the Board for a period of five (5) years or more.

4.	Dividend and Voting Rights.

(a)           Limitation on Rights.  The RSUs are bookkeeping entries only.  Notwithstanding Section 5(d) of the Plan, the Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 4(b)) and no voting rights with respect to the RSUs or any shares of Stock underlying or issuable in respect of the RSUs until such shares of Stock are actually issued to and held of record by the Grantee pursuant to the terms of this Notice.  Notwithstanding Section 5(d) of the Plan, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such shares of Stock (except as expressly provided in Section 4(b) below).

(b)            Dividend Equivalent Rights.  Any RSUs credited pursuant to the following Sections 4(b)(i) and (ii) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate.  No crediting of RSUs shall be made pursuant to this Section 4(b) with respect to any RSUs that, as of the record date for that dividend, have either been paid or have terminated or been forfeited pursuant to this Notice.

(i)            Cash Dividend Equivalents.  As of any date that the Company pays a cash dividend on its Stock, the Company shall credit the Grantee with additional RSUs determined by dividing (1) the amount of the cash dividend on the number of shares remaining subject to the RSUs on the record date for such dividend, by (2) the closing price per share of the Stock on the payment date for such dividend.

(ii)          Stock Dividend Equivalents.  As of any date that the Company pays a Stock dividend on its Stock, the Company shall credit the Grantee with an additional number of RSUs equal to the number of shares of Stock that would have been issued with respect to a number of shares of Stock equal to the number of RSUs outstanding on the record date for such dividend.

5.           RSU Award Subject to Plan.  This Award is granted under and subject to and governed by the terms and conditions of this Notice and the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any conflict between this Notice and the Plan, the Plan shall control unless specifically stated otherwise in this Notice.  In the event of any ambiguity in this Notice, any term that is not defined in this Notice, or any matters as to which this Notice is silent, the Plan shall govern.

6.           Tax Withholding.  To the extent applicable, the Company shall withhold from the Grantee’s Award or other compensation any required taxes, including social security and Medicare taxes, and federal, state and local income tax, with respect to the income arising from the vesting or payment in respect of any RSUs under this Notice.  The Company shall have the right to require the payment of any such taxes before delivering any shares of Stock upon the vesting of any RSU.  The Grantee may elect at least six (6) months prior to any vesting event to have any such withholding obligations satisfied by: (i) delivering cash; (ii) delivering part or all of the withholding payment in previously owned shares of Stock; and/or (iii) irrevocably directing the Company to reduce the number of shares that would otherwise be issued to the Grantee upon the vesting of the Award by that number of whole shares of Stock having a Fair Market Value, determined by the Company, in its sole discretion, equal to the amount of tax to be withheld in such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of a Grantee’s tax obligations.  Absent a specific election to the contrary by the Grantee, such withholding obligations shall be satisfied pursuant to the method described in clause (iii) of the preceding sentence or, at any time a withholding payment is required but no shares of Stock are being issued to the Grantee at such time, through withholding from any other cash payment to the Grantee, as determined by the Company in its sole discretion.

7.           Section 409A Compliance.  It is the intention of the Company and the Grantee that all payments, benefits and entitlements received by the Grantee under this Notice be provided in a manner that does not impose any additional taxes, interest or penalties on the Grantee with respect to such payments, benefits and entitlements under Section 409A of the Code, and its implementing regulations (“Section 409A”), and the provisions of this Notice shall be construed and administered in accordance with such intent.  Each of the Company and the Grantee has used, and will continue to use, their best reasonable efforts to avoid the imposition of such additional taxes, interest or penalties, and the Company and the Grantee agree to work together in good faith to amend this Notice, and to structure any payment, benefit or other entitlement received by the Grantee hereunder, in a manner that avoids imposition of such additional taxes, interest or penalties while preserving the affected payment, benefit or entitlement to the maximum extent practicable and maintaining the basic financial provisions of this Notice without violating any applicable requirement of Section 409A.

8.           Governing Law.  This Notice shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

9.           Binding on Successors.  The terms of this Notice shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

10.         Transferability.  The RSUs shall not be treated as property or as a trust fund of any kind.  This Award, including the RSUs subject to this Award, is not transferable except as permitted by the Plan.

11.         Entire Agreement.  This Notice and the Plan contain the entire agreement and understanding between the parties as to the subject matter hereof.

12.         Notices.  All notices and other communications under this Notice shall be in writing and shall be given by hand delivery to the other party or confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:

If to the Grantee:

The address of his or her principal residence as it appears in the Company’s records.

If to the Company:

Loews Corporation
667 Madison Avenue
New York, NY 10065
Attention:  Corporate Secretary
Facsimile:  (212) 521-2997

or to such other address as any party shall have furnished to the other in writing in accordance with this Section 12.  Notice and communications shall be effective when actually received by the addressee if given by hand delivery or confirmed fax, when deposited with a courier service if given by overnight courier, or two (2) business days following mailing if delivered by first class mail.

13.          Amendment.  This Notice may not be modified, amended or waived except by an instrument in writing signed by the Company and the Grantee.  The waiver by either party of compliance with any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the other party of a provision of this Notice.

14.         Authority of the Administrator.   The Plan is administered by the Committee, which shall have full authority to interpret and construe the terms of the Plan and this Notice. The determination of the Committee administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

15.         No Rights to Continuation of Service.  Nothing in the Plan or this Notice shall confer upon the Grantee any right to continue providing service to the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company to terminate the Grantee’s service at any time for any reason.

16.         Headings.  Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any Section.

              Effective as of the Grant Date, the Company has caused this Notice to be executed on its behalf by a duly authorized officer.

LOEWS CORPORATION

By:_______________________
Name:
Title: